Exhibit 99.1

Booking Holdings Reports Financial Results for 1st Quarter 2020

NORWALK, CT – May 7, 2020. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 1st quarter 2020 financial results. First quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $12.4 billion, a decrease of 51% over a year ago (approximately 50% on a constant-currency basis). Room nights booked in the 1st quarter decreased 43% over a year ago. The Company's results for the 1st quarter of 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government orders.
Booking Holdings' total revenues for the 1st quarter of 2020 were $2.3 billion, a 19% decrease from the prior year (approximately 17% on a constant-currency basis). The Company reported a net loss in the 1st quarter of $699 million, compared with net income in the 1st quarter of 2019 of $765 million, which includes an unrealized loss of $307 million and an unrealized gain of $451 million, respectively, on marketable equity securities. Additionally, the net loss in the 1st quarter of 2020 includes impairments of $489 million for OpenTable and KAYAK goodwill and $100 million for an investment in equity securities. The net loss in the 1st quarter of 2020 was $17.01 per diluted share, compared with net income of $16.85 per diluted share in the prior year.
Non-GAAP net income in the 1st quarter was $156 million, a 69% decrease versus the prior year. Non-GAAP net income in the 1st quarter was $3.77 per diluted share, a 66% decrease as compared to the prior year. Non-GAAP net income includes adjustments to exclude net unrealized gains or losses on marketable equity securities in both periods, goodwill and investment impairments and foreign currency losses on Euro-denominated debt that was not designated as a hedging instrument in the 1st quarter of 2020. Adjusted EBITDA for the 1st quarter was $290 million, a 60% decrease versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"The COVID-19 pandemic has profoundly impacted our Company and the entire travel industry.  We have taken immediate steps to stabilize the Company by reducing costs and bolstering our liquidity position" said Glenn Fogel, Chief Executive Officer of Booking Holdings. Mr. Fogel continued, "Looking forward, due to the value of our platform, our highly variable cost structure and strong liquidity, I am confident that we will emerge from this crisis in a position of strength that will allow us to extend our leadership role in the industry."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes an adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue in the 1st quarter of 2019, which was reversed in the 2nd quarter of 2019,

•	excludes charges, if any, to correct an error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of impairment of goodwill,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments,

•	excludes unrealized gains and losses on marketable equity securities,

•	excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,

•	excludes income taxes, if any, related to convertible notes held for investment that matured, and were reclassified from accumulated other comprehensive loss to income tax expense,

•	excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017, if any, and

•	the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three months ended March 31, 2020 and 2019.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of any utilization of COVID-19-related governmental stimulus or aid packages;
-- the effects of competition;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, increasing provisions for expected credit losses and for cash advances to our travel service provider and restaurant partners and increases in cash outlays to refund consumers for prepaid reservations have a negative impact on our results of operations;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel & related services, provided to consumers and local partners in more than 225 countries and territories through six primary brands: Booking.com, KAYAK, Priceline, Agoda, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@bookingholdings.com

Booking Holdings Inc. CONSOLIDATED BALANCE SHEETS (In millions, except share and per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,363	$6,312
Short-term investments (Includes available-for-sale debt securities: Amortized cost of $414 and $998, respectively)	826	998
Accounts receivable, net (Allowance for credit losses of $245 and $49, respectively)	667	1,680
Prepaid expenses and other current assets, net (Allowance for credit losses of $5 and $6, respectively)	1,404	843
Total current assets	9,260	9,833
Property and equipment, net	720	738
Operating lease assets	596	620
Intangible assets, net	1,897	1,954
Goodwill	2,391	2,913
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $775 and $2,192, respectively)	2,056	4,477
Other assets, net (Allowance for credit losses of $49 and $0, respectively)	942	867
Total assets	$17,862	$21,402

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$926	$1,239
Accrued expenses and other current liabilities	1,255	1,578
Deferred merchant bookings	960	1,561
Convertible debt	995	988
Total current liabilities	4,136	5,366
Deferred income taxes	786	876
Operating lease liabilities	438	462
Long-term U.S. transition tax liability	1,021	1,021
Other long-term liabilities	93	104
Long-term debt	7,553	7,640
Total liabilities	14,027	15,469

Commitments and Contingencies
Convertible debt	4	—

Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,369,751 and 63,179,471, respectively	—	—
Treasury stock, 22,439,549 and 21,762,070 shares, respectively	(24,115)	(22,864)
Additional paid-in capital	5,758	5,756
Retained earnings	22,530	23,232
Accumulated other comprehensive loss	(342)	(191)
Total stockholders' equity	3,831	5,933
Total liabilities and stockholders' equity	$17,862	$21,402

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Agency revenues	$1,424	$1,949
Merchant revenues	659	603
Advertising and other revenues	205	285
Total revenues	2,288	2,837
Operating expenses:
Marketing expenses	851	1,193
Sales and other expenses	377	215
Personnel, including stock-based compensation of $6 and $74, respectively	484	501
General and administrative	201	191
Information technology	78	65
Depreciation and amortization	117	116
Impairment of goodwill	489	—
Total operating expenses	2,597	2,281
Operating (loss) income	(309)	556
Other income (expense):
Interest income	32	35
Interest expense	(64)	(66)
Net (losses) gains on marketable equity securities	(307)	451
Impairment of investment	(100)	—
Foreign currency transactions and other	26	(8)
Total other (expense) income	(413)	412
(Loss) income before income taxes	(722)	968
Income tax (benefit) expense	(23)	203
Net (loss) income	$(699)	$765
Net (loss) income applicable to common stockholders per basic common share	$(17.01)	$17.01
Weighted-average number of basic common shares outstanding (in 000's)	41,093	45,007
Net (loss) income applicable to common stockholders per diluted common share	$(17.01)	$16.85
Weighted-average number of diluted common shares outstanding (in 000's)	41,093	45,436

Booking Holdings Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net (loss) income	$(699)	$765
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	117	116
Provision for expected credit losses and chargebacks	262	40
Deferred income tax (benefit) expense	(97)	89
Net losses (gains) on marketable equity securities	307	(451)
Stock-based compensation expense and other stock-based payments	11	78
Operating lease amortization	46	42
Amortization of debt discount and debt issuance costs	14	14
Unrealized foreign currency transaction gains on Euro-denominated debt	(33)	—
Impairment of goodwill	489	—
Impairment of investment	100	—
Other	2	7
Changes in assets and liabilities:
Accounts receivable	760	(24)
Prepaid expenses and other current assets	(445)	(669)
Deferred merchant bookings and other current liabilities	(1,135)	561
Other long-term assets and liabilities	(79)	(418)
Net cash (used in) provided by operating activities	(380)	150

INVESTING ACTIVITIES:
Purchase of investments	(72)	(445)
Proceeds from sale and maturity of investments	1,885	2,665
Additions to property and equipment	(80)	(111)
Net cash provided by investing activities	1,733	2,109

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	—	250
Repayments of short-term borrowings	—	(25)
Payments for repurchase of common stock	(1,281)	(2,773)
Net cash used in financing activities	(1,281)	(2,548)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(21)	(2)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	51	(291)
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	6,332	2,645
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$6,383	$2,354

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$762	$816
Cash paid during the period for interest	$68	$68

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF TOTAL REVENUES TO NON-GAAP TOTAL REVENUES		Three Months Ended March 31,
		2020	2019
	Total Revenues	$2,288	$2,837

(a)	Adjustment to merchant revenue	—	53
	Non-GAAP Total Revenues	$2,288	$2,890

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2020	2019
	Net (loss) income	$(699)	$765

(a)	Adjustment to merchant revenue	—	53
(b)	Depreciation and amortization	117	116
(c)	Impairment of goodwill	489	—
(b)	Interest income	(32)	(35)
(b)	Interest expense	64	66
(d)	Net unrealized losses (gains) on marketable equity securities	307	(451)
(e)	Impairment of investment	100	—
(f)	Remeasurement (gains) losses on certain Euro-denominated debt	(33)	—
(b)	Income tax (benefit) expense	(23)	203

	Adjusted EBITDA	$290	$718

	Adjusted EBITDA as a % of Non-GAAP Total Revenues	12.7%	24.9%

RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2020	2019
	Net (loss) income	$(699)	$765

(a)	Adjustment to merchant revenue	—	53
(c)	Impairment of goodwill	489	—
(d)	Net unrealized losses (gains) on marketable equity securities	307	(451)
(e)	Impairment of investment	100	—
(f)	Remeasurement (gains) losses on certain Euro-denominated debt	(33)	—
(g)	Amortization of intangible assets	43	45
(h)	Debt discount amortization related to convertible debt	12	11
(i)	Tax impact of Non-GAAP adjustments	(62)	85

	Non-GAAP Net income	$156	$508

	Weighted-average number of diluted common shares outstanding (in 000's)	41,352	45,436

	Non-GAAP Net income per diluted common share	$3.77	$11.17

RECONCILIATION OF GAAP TO NON-GAAP WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING		Three Months Ended March 31,
		2020	2019
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	41,093	45,436

(j)	Adjustment for anti-dilutive shares	259	—

	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	41,352	45,436

RECONCILIATION OF CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended March 31,
		2020	2019
	Net cash (used in) provided by operating activities	$(380)	$150

(k)	Additions to property and equipment	(80)	(111)

	Free cash flow	$(460)	$39

	Free cash flow as a % of Non-GAAP Total Revenues	(20.1)%	1.4%

RECONCILIATION OF CONSTANT CURRENCY YEAR-OVER-YEAR GROWTH RATES FOR THE THREE MONTHS ENDED MARCH 31, 2020 VERSUS 2019
	Gross Travel Bookings	Revenues
Year-over-year decline, as reported	(51)%	(19)%

Impact of currency fluctuations	1%	2%

Constant currency decline	(50)%	(17)%

(1) Amounts may not total due to rounding.

Notes:
(a)	An immaterial adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue.
(b)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(c)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit is recorded in Operating expenses.
(d)	Net unrealized gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Impairment of investment in Didi Chuxing equity securities.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(i)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(j)	Reflects shares that are excluded from the GAAP weighted-average diluted common shares, as these shares would be anti-dilutive given the GAAP net loss.
(k)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Room Nights	197	191	201	171	217	213	223	191	124
Year/Year Growth/(Decline)	13.2%	12.0%	13.4%	13.0%	10.3%	11.8%	11.0%	11.8%	(42.8)%

Rental Car Days	19	21	19	15	18	21	21	16	12
Year/Year Growth/(Decline)	0.6%	1.0%	(0.1)%	(0.6)%	(1.3)%	1.2%	8.5%	11.9%	(36.4)%

Airline Tickets	2	2	2	2	2	2	2	2	2
Year/Year Growth/(Decline)	1.9%	5.3%	9.2%	(1.3)%	4.4%	2.4%	(2.5)%	11.3%	(8.0)%

Gross Bookings(2)	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Agency	$20,576	$19,090	$19,024	$15,230	$19,678	$18,638	$18,118	$14,218	$8,320
Merchant	4,434	4,807	5,250	4,322	5,732	6,401	7,163	6,495	4,073
Total	$25,009	$23,896	$24,274	$19,552	$25,410	$25,039	$25,281	$20,713	$12,393

Gross Bookings Year/Year Growth (Decline)
Agency	13.4%	6.4%	2.3%	1.4%	(4.4)%	(2.4)%	(4.8)%	(6.6)%	(57.7)%
Merchant	74.1%	68.6%	65.7%	45.8%	29.3%	33.2%	36.5%	50.3%	(28.9)%
Total	20.9%	14.9%	11.5%	8.7%	1.6%	4.8%	4.1%	5.9%	(51.2)%
Constant Currency	12%	11%	14%	13%	8%	10%	7%	7%	(50)%

	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Total Revenues	$2,928	$3,537	$4,849	$3,213	$2,837	$3,850	$5,040	$3,339	$2,288
Year/Year Growth/(Decline)	25.2%	19.6%	10.7%	16.3%	(3.1)%	8.9%	3.9%	3.9%	(19.3)%
Constant Currency	18%	16%	13%	21%	3%	14%	7%	5%	(17)%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.